UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 29, 2021

NMF SLF I, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-56123	83-3291673
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

1633 Broadway, 48th Floor, New York, NY 10019

(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 720-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 29, 2021 (the "Amendment Date"), NMF SLF I, INC. (the "Company") entered into Amendment No. 1 to Loan and Security Agreement (together with the exhibits and schedules thereto, the "First Amendment"), by and among New Mountain Finance Advisers BDC, L.L.C. ("Advisers"), as the collateral manager (in such capacity, the "Collateral Manager"), NMF SLF I SPV, L.L.C., as the borrower (the "Borrower"), the Company, as the equityholder and seller, Wells Fargo Bank, National Association ("Wells Fargo Bank"), as the administrative agent (the "Administrative Agent"), Wells Fargo Bank, as the Collateral Custodian (the "Collateral Custodian"), and the lenders party thereto (the "Lenders"), which amended the Loan and Security Agreement (the "LSA"), dated as of December 23, 2020 (the "Closing Date"). The Company is the sole member of the Borrower. Advisers, in addition to acting as Collateral Manager for the Borrower, is the non-member manager of the Borrower.

Pursuant to the First Amendment, in addition to certain other changes, (i) Wells Fargo Bank, the sole existing Lender, increased its commitment to provide revolving credit advances to the Borrower from time to time prior to the Revolving Period End Date to $350,000,000 (from $250,000,000), (ii) the "Facility Amount" was increased to a maximum of $450,000,000 (and $350,000,000 on the Amendment Date), instead of a maximum of $350,000,000 (and $250,000,000 in effect prior to the Amendment Date), (iii) the minimum unencumbered liquidity required to be maintained by the Company, as the equity holder, pursuant to the definition of "Collateral Manager Default" was increased to $14,000,000 (from $10,000,000), (iv) the "Applicable Spread" was decreased to 1.60% (from 1.65%) for Broadly Syndicated Loans and 2.10% (from 2.15%) for all other Loans (if an Event of Default occurs and is continuing, the Applicable Spread continues to be 3.25%), (v) "Recurring Revenue Loans" (which refers to a loan made to a borrower principally engaged in an enterprise software business that derives revenue primarily under contractual agreements and/or selling software as a service) were added as "Eligible Loans" at an Advance Rate of 50% and a concentration limit of 10%, for purposes of the Borrowing Base, and the concentration limit for Second Lien Loans was increased to 10% (from 5%), (vi) the definition of "Asset Value Adjustment Event" was modified (x) to provide for a trigger for First Lien Loans based on a Senior Net Leverage Ratio that is greater than 0.75 (instead of 0.50) higher than the Original Senior Net Leverage Ratio (with no change to the requirement that the Senior Net Leverage Ratio exceed 3.50 for the trigger to occur), (y) to provide for a trigger for Second Lien Loans based on a Total Leverage Ratio that is greater than 0.75 (instead of 0.50) higher than the Original Total Leverage Ratio (with no change to the requirement that the Total Leverage Ratio exceed 4.00 for the trigger to occur), and (z) to provide for certain new triggers for Recurring Revenue Loans, including an increase to the Recurring Revenue Loan Gross Leverage Ratio of more than 10% and failure to maintain a liquidity amount of at least 1.20 greater than the applicable liquidity covenant in the underlying loan agreement, (vii) new provisions were added to govern erroneous payments paid to Lenders or other parties and (viii) certain changes were made to the definitions of "Assigned Value" and "Material Modification" and to Annex C to the LSA (which sets forth (x) maximum dollar amounts for certain categories of "Eligible Loan" depending on the Facility Amount and (y) the Required Minimum Equity Amount, which is $100,000,000 based on the current Facility Amount).

The “Revolving Period End Date” continues to be scheduled to occur on the three-year anniversary of the Closing Date and the "Facility Maturity Date" under the LSA continues to be scheduled to occur on the two-year anniversary of the Revolving Period End Date.

The description above is qualified in its entirety by reference to the copy of the LSA, which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference thereto.

Item 1.02	Termination of a Material Definitive Agreement.

The disclosure set forth above under Item 1.01 is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.

10.1	Form of Amendment No. 1 to Loan and Security Agreement, dated as of June 29, 2021, by and among New Mountain Finance Advisers BDC, L.L.C., as the collateral manager, NMF SLF I SPV, L.L.C., as the borrower, NMF SLF I, INC., as the equityholder and seller, Wells Fargo Bank, National Association, as the administrative agent, Wells Fargo Bank, National Association as the Collateral Custodian, and the lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NMF SLF I, INC.

Date: July 6, 2021	By:	/s/ Karrie J. Jerry
		Name:	Karrie J. Jerry
		Title:	Corporate Secretary